                                                                   EXHIBIT 10.48

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                                SECOND AMENDMENT

                                       TO

                           REVOLVING CREDIT AGREEMENT

                                    BETWEEN

                                   MBIA INC.

                                      AND

                                 CREDIT SUISSE

                                New York Branch

                          ---------------------------
                         Dated as of September 30, 1994
                          ----------------------------


================================================================================

                             SECOND AMENDMENT TO
                          REVOLVING CREDIT AGREEMENT

     THIS AMENDMENT, dated as of September 30, 1994, between MBIA Inc., a Connecticut corporation ("MBIA"), and CREDIT SUISSE, a banking corporation organized under the laws of Switzerland, acting through its New York Branch (the "Bank");

     WHEREAS, MBIA and the Bank have heretofore entered into that certain Revolving Credit Agreement, dated as of February 15, 1991 (as heretofore amended and extended, the "Original Credit Agreement"); and

     WHEREAS, MBIA and the Bank desire, upon the terms and subject to the conditions hereinafter set forth, to amend the Original Credit Agreement in certain respects;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     Section 1. Amendments to Credit Agreement. Effective as of October 1, 1994, the Original Credit Agreement is hereby amended as follows:

     (a) Article 2 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                   "ARTICLE 2

                                     "LOAN

          "Section 2.1. Available Commitment. The Bank agrees, upon the terms and subject to the conditions of this Agreement, to lend and relend to MBIA, on and after the Effective Date and prior to the Expiration Date, amounts which in the aggregate at any one time outstanding do not exceed the Commitment at such time. Each Loan may be a Base Rate Loan, a Federal Funds Rate Loan or a Quoted Rate Loan; provided that no more than five (5) Quoted Rate Loans may be outstanding at any one time.

          "Section 2.2. Manner of Borrowing and Disbursement. (a) Not later than 11:00 a.m., New York City time, on the Business Day on which each Loan is to be made hereunder or, in the case of Quoted Rate Loans, at least three
     (3) Business Days prior to each Loan to be made hereunder, MBIA shall give the Bank a notice (which notice shall be irrevocable) specifying (i) the date on which such Loan is to be made, which shall be a Business Day, (ii) the amount of the proposed borrowing, (iii) the purpose of the proposed borrowing, (iv) whether such Loan is to be made as a Base Rate Loan, a Federal

     Funds Rate Loan or a Quoted Rate Loan, and (v) if such Loan is to be a Quoted Rate Loan, the Interest Period with respect thereto, which notice shall be substantially in the form of, and contain the certifications contained in, Exhibit B hereto.

          "(b) Each Loan shall be in the amount of at least $1,000,000 and in integral multiples of $1,000,000 (but not exceeding the Available Commitment), or such lesser amount as shall equal the Available Commitment at the time such Loan is made.

          "(c) On the date specified in the notice described in paragraph (a), the Bank shall, subject to the satisfaction of the conditions set forth in
     Article 4, disburse the amount of the Loan described therein to an account of MBIA maintained at the Bank or by wire transfer to an account in New York City pursuant to MBIA's instructions.

          "Section 2.3. Note. (a) The Loans shall be evidenced by, and be repayable with interest in accordance with the terms of, a single Note payable to the order of the Bank. The Note shall be dated the Effective Date and shall be duly executed and delivered by MBIA.

          "(b) The Bank is irrevocably authorized from time to time to record the date and amount of each Loan, whether such Loan is a Base Rate Loan, a Federal Funds Rate Loan or a Quoted Rate Loan and each payment and prepayment with respect to each Loan on the grid attached to the Note or on a continuation thereof which may be attached thereto by the Bank and made a part thereof, and any such notation shall, absent manifest error, constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure to make any such notation shall not affect the validity of MBIA's obligations hereunder or under the Note.

          "Section 2.4. Interest Rates and Payment Dates. (a) MBIA agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan for each day from and including the day such Base Rate Loan was made to but excluding the day the principal on such Base Rate Loan is due (whether at maturity, by acceleration or otherwise), at a rate per annum equal to the Base Rate Margin plus the Base Rate, which interest rate shall change as and when the Base Rate shall change. Such interest shall be payable on each successive Payment Date commencing with the first such date after the making of such Base Rate Loan and when the principal amount of such Base Rate Loan is due (whether at maturity, by acceleration or otherwise).

          "(b) MBIA agrees to pay interest in respect of the unpaid principal amount of each Quoted Rate Loan for each day from and including the day such Loan was made to but excluding the day the principal on such Quoted Rate Loan is due (whether at maturity, by acceleration or otherwise), at a rate per annum equal for the Interest Period applicable thereto to the Quoted Rate Margin plus the applicable Quoted Rate for such Interest Period. Such interest shall be payable when the principal amount of such Quoted Rate Loan is due (whether at the end of the Interest Period applicable thereto or other maturity, by acceleration or otherwise).

          "(c) MBIA agrees to pay interest in respect of the unpaid principal amount of each Federal Funds Rate Loan for each day from and including the day such Federal Funds Rate Loan was made to but excluding the day the principal on such Federal Funds Rate Loan is due (whether at maturity, by acceleration or otherwise), at a rate per annum equal to the Federal Funds Margin plus the Federal Funds Rate, which interest rate shall change as and when the Federal Funds Rate shall change. Such interest shall be payable on each successive Payment Date commencing with the first such date after the making of such Federal Funds Rate Loan and when the principal amount of such Federal Funds Rate Loan is due (whether at maturity, by acceleration or otherwise).

          "(d) Any overdue principal of any Loan and, to the extent permitted by law overdue interest thereon shall bear interest (after as well as before judgment), payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to (i) in the case of Quoted Rate Loans, until the end of the then current Interest Period, the sum of 2% plus the interest rate otherwise applicable to the Loan, (ii) in the case of Federal Funds Rate Loans, until the end of the then current Interest Period, the sum of 2% plus the interest rate otherwise applicable to the Loan and (iii) otherwise, the sum of 2% plus the Base Rate Margin plus the Base Rate from time to time in effect, which interest rate shall change as and when the Base Rate shall change.

          "(e) The Bank shall determine each interest rate applicable to the Loans hereunder. The Bank shall give prompt notice to MBIA by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive, absent manifest error.

          "Section 2.5. Suspension of Certain Rates of Borrowing.

          "(a) If

               "(i) on any date on which a Quoted Rate would otherwise be set the Bank shall have in good faith determined (which determination shall be conclusive) that adequate and reasonable means do not exist for ascertaining such Quoted Rate, or

               "(ii) at any time the Bank shall have determined in good faith (which determination shall be conclusive) that the maintenance or funding of the Loans bearing interest at the Quoted Rate has been made impracticable or unlawful by
          (A) the occurrence of a contingency which materially and adversely affects the interbank eurodollar market, or (B) compliance by the Bank in good faith with any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the enactment of any new law or governmental rule, regulation, guideline or order;

     "then, and in either such event, the Bank shall on such date give notice (by telephone confirmed in writing) to MBIA of such determination, which determination shall commence a Suspension Period. In the event that the Bank shall later determine in good faith (which determination shall be conclusive) that the circumstances giving rise to a Suspension Period no longer exist, it shall give MBIA notice (by telephone confirmed in writing) on the day such determination is made, which date shall end such Suspension Period.

          "(b) Upon the commencement and during the continuation of any Suspension Period, all Loans which would otherwise be made by the Bank as Quoted Rate Loans shall be made instead as Federal Funds Rate Loans or Base Rate Loans, as MBIA may have elected by notice received by the Bank prior to 11:00 a.m. (New York City Time) on date such Loan is to be made or, in the absence of such notice from MBIA as Federal Funds Rate Loans.

          "(c) If the Bank notifies MBIA of a determination under subsection
     (a)(ii) of this Section 2.5, MBIA shall, on the date specified in such notice, either (x) prepay all Quoted Rate Loans in accordance with Section
     2.7 hereof or (y) elect by notice received by the Bank prior to 11:00 a.m. (New York City Time) on such date to convert such Loans into a Base Rate Loan or a Federal Funds Rate Loan. Absent notice from MBIA of its choice of
     (x) or (y), the Loans shall automatically be converted into a Federal Funds Rate Loan upon such specified date.

          "Section 2.6 Repayment of Loans. Each Quoted Rate Loan shall mature and the unpaid principal amount thereof shall be due and payable on the last day of the Interest Period therefor. All Loans shall mature and the aggregate unpaid principal amount thereof shall be due and payable on the Expiration Date

               "Section 2.7 Prepayments. MBIA shall have the right at any time, and from time to time, upon at least three (3) Business Days' notice to the Bank to prepay the Loans, in whole or in part. Any such notice shall specify (i) the amount of the Loans to be prepaid, (ii) whether such prepayment is to be applied to Base Rate Loans, Federal Funds Rate Loans or Quoted Rate Loans, or both, (iii) if applicable, what portion of the prepayment (in increments of $1,000,000) is to be applied to each, (iv) if applicable, which Quoted Rate Loans are to be prepaid, and (v) the date of prepayment (which shall be a Business Day). In the absence of such direction from MBIA, the Bank shall apply partial principal prepayments of the Loans first to Base Rate Loans, then to Federal Funds Rate Loans and then to Quoted Rate Loans in chronological order of maturity. Amounts to be prepaid pursuant to this paragraph shall irrevocably be due and payable on the date specified in the applicable notice of prepayment. Interest on the amounts prepaid, accrued to the prepayment date, shall be paid on such date and, in the case of a Quoted Rate Loan, if the date of prepayment is other than the expiration date of the Interest Period for such Quoted Rate Loan, such prepayment shall be accompanied by the payment required by Section 3.4. Each partial prepayment of the Loans made pursuant to this paragraph shall be in an aggregate principal amount of at least $1,000,000 and in integral multiples of $1,000,000."

          (b) The second sentence of Section 3.1 of the Original Credit Agreement is hereby amended and restated in its entirety to road as follows:

     "The rate on which the commitment fee shall be calculated shall be twelve basis points (.12%) per annum."

          (c) Clause (iii) of the first sentence of Section 3.4 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "(iii) the occurrence of any conversion of any Quoted Rate Loan to a Federal Funds Rate Loan or Base Rate Loan pursuant to Section 2.5 on a date which is not the last day of an Interest Period applicable thereto;"

          (d) Section 6.10 of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Section 6.10. Indebtedness of MBIA and Subsidiaries. Neither MBIA nor any Subsidiary shall create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Debt (other than Debt owed by a Subsidiary to its direct or indirect parent or to MBIA) except the following:

               "(a) Debt of MBIA in respect of the Note and the Loan
                    Documents;

               "(b) Debt of the New York Insurance Subsidiary under the First
                    Restated Credit Agreement, dated as of October 1, 1993, between the New York Insurance Subsidiary, Credit Suisse, New York Branch, as Agent, and the lenders parties thereto, as amended from time to time;

               "(c) Other Debt of MBIA and its Subsidiaries so long as the Total Funded Debt at any time outstanding does not exceed 20% of Total Capitalization at such time; provided that at the time of the incurrence of such Debt and immediately after giving effect to the incurrence thereof, there shall exist no Event of Default or condition, event or act which with notice or lapse of time or both would become an Event of Default."

          (e) Exhibit A of the Original Credit Agreement is hereby amended and to add thereto the following definitions in the their proper alphabetical order:

          "'Federal Funds Rate Loan' shall mean a Loan or a portion thereof, the interest on which computed at the rate specified in Section 2.4(c)."

          "'Federal Funds Margin' shall mean thirty-seven and one-half basis points (.375%) plus the Applicable Margin."

          "'Federal Funds Rate' shall mean, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/lOOth of l%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank "

          "'Total Capitalization' shall mean, at any time, the sum of (a) Total Funded Debt at such time, plus (b) the total stockholders' equity of MBIA and its consolidated Subsidiaries, as reflected on MBIA's most recent annual or quarterly consolidated balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles (without giving effect to State of Financial Accounting Standards No. 115 promulgated May, 1993) by the Financial Accounting Standards Board)."

          "'Total Funded Debt' shall mean, at any time, the aggregate Debt of MBIA and its Subsidiaries outstanding at such time which is classified as a long-term obligation, determined on a consolidated basis in accordance with generally accepted accounting principles."

          (f) The definition of "Quoted Rate Margin" contained in Exhibit A of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "'Quoted Rate Margin' shall mean twenty basis points (.20%) plus the Applicable Margin."

          (g) Exhibit A of the Original Credit Agreement is hereby amended to delete therefrom the definition of "Short-Term Debt".

          (h) Exhibit B of the Original Credit Agreement is hereby amended and restated in its entirety to read as set forth as Exhibit B to this Amendment.

          Section 2. Representations and Warranties. In order to induce the Bank to enter into this Amendment, MBIA makes the following representations and warranties to the Bank, which shall survive the execution and delivery of this Amendment and the making of any Loans:

          (a) Due Authorization, Etc. The execution, delivery and performance by MBIA of this Amendment and the Original Loan Agreement, as amended hereby, are within its corporate powers, have been duly authorized by all necessary corporate action and do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to MBIA or of the corporate charter or articles or by-laws of MBIA, (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which MBIA is a party or by which it or its properties may be bound or affected, or (iii) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by MBIA, other than, in the case of clauses (ii) and (iii), breaches, defaults or Liens which could not materially and adversely affect the business, assets, operations or financial condition of MBIA and its Subsidiaries considered as a whole or of the New York Insurance Subsidiary.

          (b) Approvals. No consent, approval or other action by, or any notice to or filing with any court or administrative or governmental body is or will be necessary for the valid execution, delivery or performance by MBIA of this Amendment or the Original Credit Agreement, as amended hereby.

          (c) Enforceability. This Amendment and the Original Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of MBIA, enforceable against MBIA in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies, whether such matter is heard in a court of law or a court of equity.

          (d) No Adverse Change. There has been no material adverse change in the consolidated financial position or consolidated results of operations or cash flows of MBIA and its subsidiaries taken as a whole or of the New York Insurance

Subsidiary since the date of the most recent financial statements heretofore delivered to the Bank pursuant to Section 6.9 of the Original Credit Agreement.

          (e) Confirmation of Representations and Warranties; No Defaults. (i) MBIA hereby confirms that its representations and warranties set forth in the Original Credit Agreement (including without limitation those set forth in Article 5 of the Original Credit Agreement) are true and correct as of the date hereof.

          (ii) As of the date hereof, there exists no Event of Default or condition, event or act which with notice or lapse of time or both would become an Event of Default.

          Section 3. Original Credit Agreement. Except as expressly amended as contemplated hereby, the Original Credit Agreement is hereby confirmed to be in full force and effect in accordance with its terms.

          Section 4. Miscellaneous. (a) Except as otherwise specified herein, terms used in this Amendment and defined in Exhibit A of the Original Credit Agreement shall have the meanings provided in such Exhibit A.

          (a) All covenants, agreements, representations and warranties made herein or in any certificate, document or instrument delivered pursuant hereto shall survive the effectiveness hereof, the making of each Loan and the occurrence of the Expiration Date and shall continue in full force and effect so long as principal of or interest on any Loan or the Note remains outstanding or unpaid, any other amount payable by MBIA under the Original Credit Agreement as amended hereby, the Note or any other Loan Document remains unpaid or any other obligation of MBIA to perform any other act hereunder or under the Original Credit Agreement as amended hereby, the Note or any other Loan Document remains unsatisfied or the Bank has any obligation to make a Loan or any other advance of moneys to MBIA under the Original Credit Agreement as amended hereby.

          (b) Any provision of this Amendment which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

          (c) This Amendment is a continuing obligation and binds, and the benefits hereof shall inure to, MBIA and the Bank and their respective successors and assigns; provided that MBIA may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Bank.

          (d) No provision of this Amendment shall be waived, amended or supplemented except by a written instrument executed by MBIA and the Bank.

          (e) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (f) Section headings in this Amendment are included herein for convenience or reference only and shall not constitute a part of this Amendment for any other purpose.

          (g) This Amendment may be executed in several counterparts, each of which shall be regarded as the original and all of which shall constitute one and the same Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Revolving Credit Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                         MBIA INC.

                                         By
                                           -----------------------------
                                         Title: Treasurer

                                         CREDIT SUISSE, New York Branch

                                         By    /s/ Patricia Countryman
                                           -----------------------------
                                         Title: PATRICIA COUNTRYMAN
                                                MEMBER OF SENIOR MANAGEMENT

                                         By   /s/ Scott M. Allison
                                           -----------------------------
                                         Title: SCOTT M. ALLISON
                                                ASSOCIATE

                                                                    EXHIBIT B to
                                                                    AMENDMENT TO
                                                      REVOLVING CREDIT AGREEMENT


                          FORM OF NOTICE OF BORROWING

                                                     [date]

CREDIT SUISSE
New York Branch
12 East 49th Street
New York, New York 10017
Attention: Public Finance Department

     Re: Borrowing under Revolving Credit Agreement, dated as of February 15, 1991, between MBIA Inc. and Credit Suisse, New York Branch
Dear Sirs:

     MBIA Inc., a Connecticut corporation ("MBIA"), hereby requests that [a Loan/Loans] be made to MBIA by the Bank under the Revolving Credit Agreement referred to above (as amended, the "Revolving Credit Agreement") as follows (all capitalized terms herein having the meanings ascribed thereto in the Revolving Credit Agreement):

     1. The aggregate amount of the Loan[s] (the "Subject Loans") requested hereby is $ ________ , which amount does not exceed the Available Commitment.

     2. The Subject Loan[s] shall be [a Base Rate Loan, a Federal Funds Rate Loan or [a] Quoted Rate Loan [S] ] as follows:


                                                           Interest Period
                                Amount (in increments      (applicable to
       Type of Loan                of  $1,000,000)         Quoted Rate Loans)
       ------------             ---------------------      ------------------


     3. The date on which the Subject Loan[s] is/are requested to be made (the "Loan Date") is ,____________, 19__, which is a Business Day not less than three
(3) Business Days after the date hereof.

     4. Each of the conditions set forth in the Revolving Credit Agreement to the Bank's obligations to make the Subject Loan, including without limitation
Article 4 thereof, has been satisfied.

     5. The proceeds of the Subject Loan[s] will be applied as provided in
Section 6.1 of the Revolving Credit Agreement and more particularly as follows:

     6. The statements set forth above shall be true and correct on and as of the Loan Date.

     7. The Subject Loan is to be disbursed to the following account.

                  __________________________
                  __________________________
                  __________________________

     8. The undersigned is duly authorized and empowered in the name and on behalf of MBIA to present this Notice of Borrowing and to request and obtain the Subject Loan[s] upon and in accordance with, and subject to, the terms and conditions set forth in the Revolving Credit Agreement and the Loan Documents.

     IN WITNESS WHEREOF, MBIA has executed and delivered this Notice of Borrowing this _________ day of ,_____________, 19__.

                                         MBIA INC.

                                         By
                                           ---------------------------
                                         Name:
                                         Title:

                                      B-2